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                                                                     EXHIBIT 5.1


                        [Letterhead of Dewey Ballantine]


                                 March 4, 1997


Omnicare, Inc.
50 East Rivercenter Blvd., Suite 1530
Covington, Kentucky  41011

Ladies and Gentlemen:

                  We have acted as special counsel for Omnicare, Inc., a Delaware corporation (the "Company"), in connection with the filing of a Registration Statement on Form S-4 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), for the purpose of registering under the Act up to 1,894,810 shares (the "Shares") of the Company's common stock, par value $1.00 per share, by the Company. The Shares will be issued as consideration under the Agreement and Plan of Merger (the "Merger Agreement"), dated as of January 27, 1997, among the Company, Coromed Acquisition Corporation ("Merger Sub"), Coromed, Inc. ("Coromed") and the Stockholders named therein, pursuant to which Merger Sub will be merged with and into Coromed.

                  For the purpose of rendering the opinion set forth herein, we have been furnished with and examined such certificates and other documents as we deemed necessary or advisable for the purpose of expressing the opinion contained herein, including, without limitation, the following: the Restated Certificate of Incorporation of the Company; the Amended Bylaws of the Company; the Registration Statement; and resolutions adopted by the Board of Directors of the Company pertaining to the authorization of the issuance of the Shares.

                  With respect to all of the documents reviewed, we have assumed, without investigation, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified or reproduced copies.

                  We are admitted to the Bar of the State of New York and
express no opinion as to the laws of any other jurisdiction other than the General Corporation Law of the State of Delaware.
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                  Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized by the Company and, when issued as authorized in accordance with the terms of the Merger Agreement and, upon acceptance for filing of the Certificate of Merger with the Secretary of State of the State of Delaware, will be validly issued, fully paid and nonassessable.

                  This opinion is rendered solely to you in connection with the above matter, and may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this Firm under the caption "Legal Opinions" in the Proxy Statement/Prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                           Very truly yours,


                                           /s/ Dewey Ballantine


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